UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2024

Kellanova
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
412 N. Wells Street
Chicago, Illinois 60654
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.25 par value per share	K	New York Stock Exchange
1.000% Senior Notes due 2024	K 24	New York Stock Exchange
1.250% Senior Notes due 2025	K 25	New York Stock Exchange
0.500% Senior Notes due 2029	K 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2024, Chris Hood, President, Kellanova North America, notified the Company of his intention to retire from the Company at the end of April 2024. In accordance with succession plans, Nicolas Amaya, currently President, Kellanova Latin America, will succeed Mr. Hood effective February 1, 2024. Mr. Hood and Mr. Amaya will work together over the coming months to ensure an orderly transition.

Item 7.01. Regulation FD Disclosure.

On January 12, 2024, Kellanova issued a press release announcing the foregoing. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Press release dated January 12, 2024.
Exhibit 104 Cover Page Interactive Data File formatted as inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLANOVA

Date: January 12, 2024	/s/ John Min
	Name:	John Min
	Title:	Chief Legal Officer